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                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

                                                                    Exhibit 23.3

      We consent to the incorporation by reference into this Registration Statement on Form S-3 of The Houston Exploration Company filed October 27, 2004 of information relating to Houston Exploration's estimated proved reserves as set forth under the captions "Part I, Item 1 and 2. Business and Properties - Natural Gas and Oil Reserves" in Houston Exploration's Annual Report on Form 10-K for the year ended December 31, 2003.

                                  NETHERLAND, SEWELL & ASSOCIATES, INC.

                                  By: /s/ DANNY D. SIMMONS
                                      -----------------------------------------
                                      Danny D. Simmons
                                      Executive Vice President

Houston, Texas
October 26, 2004